UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017  (August 16, 2017)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 16, 2017, Union Pacific Corporation (the “Company”) approved and commenced a management and administrative personnel reorganization plan (the “Plan”) furthering its on-going efforts to increase efficiency and more effectively align Company resources.  The Plan will implement productivity initiatives identified during a recently completed Company-wide organizational review.  The Plan is expected to be substantially complete by September 30, 2017, to affect up to 750 employees, and to provide approximately $110 million in annual productivity savings.  The Plan excludes the executive officers of the Company identified in the Company’s 2016 Annual Report on Form 10-K.

The Plan is expected to result in a pretax charge of approximately $90 million from employee-termination benefits, including pension expenses, cash severance costs, and acceleration of equity compensation.  The actual amount of this charge may be more or less than $90 million depending on the final number of individuals included in the Plan and their calculation of benefits under the Plan.  The Plan includes approximately $15 million of cash expenditures primarily related to one-time severance costs.  The Company expects that substantially all of this charge will be recognized in the third quarter of 2017.

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This Form 8-K disclosure contains forward-looking statements, including expectations regarding the Company’s future operational and financial performance and results that are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Important factors, including risk factors, could affect the Company’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for 2016, which was filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2017.  The Company updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2017

UNION PACIFIC CORPORATION

By:	/s/ Robert M. Knight, Jr.
Robert M. Knight, Jr.
Executive Vice President and Chief Financial Officer